TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                             www.troutmansanders.com
                             TELEPHONE: 212-704-6000
                             FACSIMILE: 212-704-6288

                                 April 13, 2005

Ramp Corporation
33 Maiden Lane
New York, New York 10038

         Re:      Ramp Corporation

Ladies and Gentlemen:

         We have acted as counsel to Ramp Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders") of: (i) up to 6,494,483 shares of the Company's common stock ("Common Shares"), par value $.001 per share ("Common Stock"), (ii) an aggregate of 8,671,325 shares of Common Stock ("Convertible Debenture Shares") issuable upon the conversion of convertible debentures issued or to be issued pursuant to additional investment rights ("Additional Investment Rights") to certain entities and individuals ("Convertible Debentures") with an initial conversion price of $1.25 per share, and (iii) an aggregate of 10,544,879 shares of Common Stock ("Warrant Shares") issuable upon the exercise of warrants issued or to be issued pursuant to Additional Investment Rights to certain entities and individuals ("Warrants") with an exercise price of $1.25 cents per share with respect to 9,365,712 Warrant Shares, $1.14 cents per share with respect to 1,000,000 Warrant Shares, $1.00 per share with respect to 62,500 Warrant Shares, and $1.80 cents per share with respect to 116,667 Warrant Shares (the "Warrant Shares", and together with the Common Shares and the Convertible Debenture Shares, the "Shares").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Certificate of Incorporation, as amended to date (ii) Bylaws and (iii) resolutions adopted by the Company's Board of Directors authorizing the issuance of the Common Shares, Warrants, Convertible Debentures, Additional Investment Rights, and the Shares. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that (a)
the  Common   Shares   have  been   validly   issued  and  are  fully  paid  and
non-assessable,  (b) the Convertible Debenture Shares, upon

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP


Ramp Corporation
April 13, 2005
Page 2


issuance and payment of the conversion price to the Company in accordance with the terms of the Convertible Debenture, or upon issuance and payment of the purchase price to the Company in accordance with the terms of the Additional Investment Rights, will be validly issued, fully paid and non-assessable and (c) the Warrant Shares, upon issuance and payment of the exercise price to the Company in accordance with the terms of the Warrants, or upon issuance and payment of the purchase price to the Company in accordance with the terms of the Additional Investment Rights, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K promulgated under the Act.

                                            Very truly yours,

                                            TROUTMAN SANDERS LLP